Exhibit 99.1
Investor Relations:	At the Company:
Charles Messman or Todd Kehrli	Paul C. Bogonis (206) 529-6542
MKR Group
(323) 468-2300
tnix@mkr-group.com
Telanetix Reports First Quarter 2012 Financial Results
Record core revenue increased 20% year-over-year
Adjusted EBITDA increased 207% year-over-year
Tenth consecutive quarter of positive Adjusted EBITDA

BELLEVUE, WA – May 3, 2012 - Telanetix, Inc. (OTC BB: TNIX), a leading cloud based communications solutions provider offering next generation voice services and solutions to the business market, today reported financial results for its 2012 first quarter ended March 31, 2012.

First Quarter Financial Highlights

▪	Record Core voice revenue of $7.0 million, up 20% from $5.8 million in the first quarter of 2011 and up 5% sequentially

▪
Record total revenue of $7.8 million, up 12.8% from $6.9 million in the first quarter last year and up 3.9% sequentially. The year-over-year increase in total revenue reflects the expected increase in core product revenue.

▪	Net loss improved to $859,000, or a loss of $0.18 per share, compared to a net loss of $1.6 million, or a loss of $0.35 per share, in the first quarter last year

▪	Adjusted EBITDA was $1.1 million, compared to $343,000 in the first quarter last year, and is the tenth consecutive quarter of positive adjusted EBITDA

▪	Total cash and cash equivalents were $2.3 million at March 31, 2012, up from $1.8 million at December 31, 2011, and included $745,000 of debt service in the quarter

Doug Johnson, Telanetix’ CEO, said, “Our record revenue and continued strong adjusted EBITDA results for the quarter reflect our positive momentum and the significant progress we have made to expand our market reach and accelerate our revenue growth. In the first quarter, we generated record core revenue of $7.0 million, up 20 percent year-over-year, and adjusted EBITDA representing 13% of our record total revenue.  We have come a long way over the last few years in stabilizing the company and positioning it for meaningful growth. We see strong acceptance in the market of our cloud based business voice products and consequently remain focused on further growing our go-to-market channels to drive growth of both our top and bottom line.”

FY-2012 Financial Guidance

Based on the continued strong market acceptance Telanetix has seen for its DPS and SIP trunking services, the Company is reiterating its 2012 financial guidance to achieve total revenue for 2012 of between $31.5 million to $32.0 million, representing growth of approximately 10% to 12%, and core voice revenue for 2012 of between $28.0 million and $28.5 million, representing growth of between 13% and 15%.  The Company also expects to achieve adjusted EBITDA for 2012 of between $4.50 million and $4.75 million, representing growth of approximately 73% to 83%.  Telanetix expects to fund this growth organically without need to raise additional capital.

Adjusted EBITDA is a non-GAAP financial measure. Management believes certain non-GAAP measures provide relevant and meaningful measures by which investors can evaluate the business. Management uses adjusted EBITDA to evaluate changes in the company's core earnings from operations, unaffected by non-cash expenses, expenses related to the company's capital structure, taxes or extraordinary events.  EBITDA is defined as earnings or loss before interest, income taxes, depreciation and amortization, and the company defines Adjusted EBITDA as EBITDA adjusted for non-cash items including stock-based and warrant compensation, charges related to changes in fair market value of warrant and beneficial conversion feature liabilities, as well as the Company’s recent recapitalization and severance charges.  A reconciliation of net income to adjusted EBITDA can be found at the end of this release.

Conference Call Information
Management will conduct a conference call at 1:30 p.m. PT (4:30 p.m. ET) today. To access the call in the United States, dial (800) 510-0146 and to access the call internationally, dial (617) 614-3449 and enter pass code 99194621. The call will also be broadcast live over the Internet and will be available for replay for 90 days at www.telanetix.com. A telephone replay will be available two hours after the call through May 10, 2011 by dialing (888) 286-8010 in the United States and (617) 801-6888 for international callers. All parties will need the following replay pass code 70362305.

About Telanetix, Inc.
Telanetix, Inc. (OTC BB: TNIX) is a leading cloud based communications solutions provider offering next generation voice services to all business market segments. Telanetix solutions meet the real-world communications demands of its customers with an industry-leading value proposition of cutting edge products and technology that brings enhanced productivity and industry-leading savings to our customers. The company's cloud based hosted telecom voice services, marketed under the "AccessLine" brand, give companies flexible calling solutions, a simpler installation experience, and a greater range of support options than traditional telecom providers. With a history of serving over 100,000 business customers, including Fortune 50 companies, we've scaled our award-winning technologies to meet the needs of entrepreneurial-minded small businesses.

Safe Harbor Statement
Certain statements contained in this press release are “forward-looking statements” within the meaning of applicable federal securities laws, including, without limitation, our expectations regarding growth in our core revenue for 2011, anything relating or referring to future financial results and plans for future business development activities, including anticipated effects of distribution relationships, and are thus prospective. Forward-looking statements are inherently subject to risks and uncertainties some of which cannot be predicted or quantified based on current expectations. Such risks and uncertainties include, without limitation, the risks and uncertainties set forth from time to time in reports filed by the company with the Securities and Exchange Commission could materially and adversely affect our business, operating results and financial condition. Although the company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements contained herein. The companies undertake no obligation to publicly release statements made to reflect events or circumstances after the date hereof.

- Tables to Follow -

TELANETIX, INC.
Condensed Consolidated Balance Sheets

	March 31, 2012 (unaudited)	December 31, 2011

ASSETS
Current assets
Cash	$2,321,855	$1,840,265
Accounts receivable, net	1,787,200	1,925,955
Inventory	96,394	113,305
Prepaid expenses and other current assets	878,978	675,045
Total current assets	5,084,427	4,554,570
Property and equipment, net	1,424,178	1,683,337
Goodwill	7,044,864	7,044,864
Purchased intangibles, net	8,428,337	8,978,337
Other assets	374,408	379,496
Total assets	$22,356,214	$22,640,604

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable	$1,625,589	$1,524,645
Accrued liabilities	2,760,734	2,538,829
Deferred revenue	1,069,981	1,063,548
Current portion of capital lease obligations	434,659	356,227
Current portion of long-term debt	4,053,319	3,502,213
Total current liabilities	9,944,282	8,985,462
Non-current liabilities
Deferred revenue, net of current portion	154,835	170,219
Capital lease obligations, net of current portion	546,105	353,860
Long-term accounts payable	35,292	39,444
Long-term debt, net of current portion	3,646,398	4,306,218
Total non-current liabilities	4,382,630	4,869,741
Total liabilities	14,326,912	13,855,203
Stockholders' equity (deficit)
Common stock, $.0001 par value; Authorized: 8,000,000 shares;
Issued and outstanding: 4,820,098 and 4,820,098 at March 31, 2012 and December 31, 2011 respectively	482	482
Additional paid in capital	44,186,888	44,084,429
Warrants	56,953	56,953
Accumulated deficit	(36,215,021)	(35,356,463)
Total stockholders' equity	8,029,302	8,785,401
Total liabilities and stockholders' equity	$22,356,214	$22,640,604

TELANETIX, INC.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended March 31,
	2012	2011

Revenues	$7,820,024	$6,934,401

Cost of revenues	3,167,947	2,870,397

Gross profit	4,652,077	4,064,004

Operating expenses
Selling and marketing	1,725,324	1,748,294
General and administrative	1,936,264	1,901,079
Research, development and engineering	469,810	478,510
Depreciation	162,006	152,814
Amortization of purchased intangibles	550,000	550,000
Total operating expenses	4,843,404	4,830,697

Operating loss	(191,327)	(766,693)

Other income (expense)
Interest income	33	133
Interest expense	(659,790)	(844,517)
Total other income (expense)	(659,757)	(844,384)

Income (loss) from continuing operations before taxes	(851,084)	(1,611,077)

Income tax (expense) income	(7,474)	—

Income (loss) from continuing operations	(858,558)	(1,611,077)

Net income (loss)	$(858,558)	$(1,611,077)

Net income (loss) per share – basic and diluted
Continuing operations	$(0.18)	$(0.35)
Net income (loss) per share	$(0.18)	$(0.35)

Weighted average shares outstanding – basic and diluted	4,820,098	4,594,262

TELANETIX, INC.
Net Loss to EBITDA Reconciliation

	Three months ended March 31,
	2012	2011
Adjusted EBITDA (earnings release purposes only)
Net Loss	$(858,558)	$(1,611,077)
Depreciation and amortization of purchased intangibles	1,146,961	987,415
Interest expense	659,757	844,384
State income tax expense	7,474	—
EBITDA	955,634	220,722
Adjustments for certain non-cash expenses:
Severance Costs	(2,979)	—
Stock based compensation	102,459	121,842
Adjusted EBITDA	$1,055,114	$342,564